Exhibit 5.3

One Monument Square
Portland, ME 04101-1110

207-791-1100 voice
207-791-1350 fax
info@pierceatwood.com

pierceatwood.com

June 9, 2009

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

Re:	St. Croix Water Power Company

Ladies and Gentlemen:

We have acted as special Maine counsel for St. Croix Water Power Company, a Maine corporation (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Articles of Incorporation of the Company, dated as of February 20, 1903, as filed in the office of the Secretary of State of the State of Maine (the “Secretary of State”), as amended by amendments filed in the office of the Secretary of State on July 24, 1919 and January 13, 1937 (as so amended, the “Articles of Incorporation”);

(b) The Bylaws of the Company as amended to date (as so amended, the “Bylaws”);

(c) The Written Consent of the Board of Directors of the Company, dated as of February 1, 2008 (the “2008 Consent”) and the Written Consent of the Board of Directors of the Company, dated as of June 1, 2009 (the “2009 Consent”), relating to certain matters;

(d) The Registration Statement on Form S-3 (File No. 333-159690) (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the notes (as defined therein) of Domtar Corporation, as filed by Domtar Corporation, the Company and certain of their affiliates with the Securities and Exchange Commission on June 3, 2009;

(e) The Indenture (the “Indenture”), dated as of November 19, 2007, among Domtar Corporation, Domtar Paper Company, LLC and the Trustee (as defined therein), as supplemented by the Supplemental Indenture for Additional Note Guarantee (the “First Supplemental Indenture”), dated as of February 15, 2008, among Domtar Corporation, Domtar Paper Company, LLC, the Company, certain other affiliates of the Company and the Trustee, the

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Second Supplemental Indenture for Additional Note Guarantee, dated as of February 20, 2008, among Domtar Corporation, Domtar Paper Company, LLC, Ris Paper Company, Inc. and the Trustee, and the Third Supplemental Indenture for Additional Note Guarantee (the “Supplemental Indenture”), dated as of June 9, 2009, among Domtar Corporation, Domtar Paper Company, LLC, the Company, certain other affiliates of the Company and the Trustee; and

(f) A Certificate of Good Standing for the Company, dated June 9, 2009, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

We have assumed (a) the authenticity and completeness of documents purporting to be originals (whether examined in original or copy form), the conformity to originals of documents purporting to be photostatic copies of originals, and the genuineness of all signatures, (b) that each of the Trustee and the signatories to the Indenture, the First Supplemental Indenture and the Supplemental Indenture other than the Company has all requisite power and authority and has taken all necessary corporate or other actions to execute and deliver the instruments and agreements to which it is a party and to effect the transactions contemplated thereby, (c) the accuracy and completeness of all statements contained in certificates of public officials, upon which we have relied in preparing this opinion, and (d) the completeness of all corporate records of the Company furnished to us, but which on their face appear to be complete.

In rendering the opinions set forth herein, we have also, with your approval, assumed the accuracy and completeness of all factual representations made by the parties in the Indenture, the First Supplemental Indenture and the Supplemental Indenture and all statements of fact made to us by the Company. As to certain matters of fact not within our knowledge, we have relied solely on factual representations by the Company, and our opinion is, therefore, as to such factual matters, based solely thereon. We have not undertaken any independent investigation to verify any matters of fact, representations or statements made to us.

In rendering this opinion, we have relied as to matters of fact, without independent investigation, upon an Officer’s Certificate of the Company, dated the date hereof, certifying as to the 2008 Consent, the 2009 Consent, the Articles of Incorporation, the Bylaws and certain other matters, as specified therein.

We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Maine (excluding the securities laws of the State of Maine), and we have not considered and express no opinion on the laws of any

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other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Maine laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Maine as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing in good standing as a corporation under Maine law governing corporations.

2. Under the Maine Business Corporation Act, 13-C M.R.S. Section 101 et seq. (the “Act”) (as then in effect), the Articles of Incorporation (as then in effect), the Bylaws (as then in effect) and the 2008 Consent, the Company has all necessary corporate power and authority to execute and deliver the First Supplemental Indenture and the Supplemental Indenture, and to perform its obligations thereunder. To the extent governed by the Act, each of the First Supplemental Indenture and the Supplemental Indenture has been duly executed and delivered by the Company.

3. Under the Act (as then in effect), the Articles of Incorporation (as then in effect), the Bylaws (as then in effect) and the 2008 Consent, the execution and delivery by the Company of the First Supplemental Indenture and the performance by the Company of its obligations under the First Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company. Under the Act, the Articles of Incorporation, the Bylaws and the 2009 Consent, the execution and delivery by the Company of the Supplmental Indenture, and the performance by the Company of its obligations under the Supplemental Indenture, have been duly authorized by all necessary corporate action on the part of the Company.

4. Under the Act, the Articles of Incorporation, the Bylaws and the 2009 Consent, the Company has all necessary corporate power and authority to file, or cause to be filed, with the Securities and Exchange Commission the Registration Statement, and the execution and filing thereof by the Company has been duly authorized by all necessary corporate action on the part of the Company.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Domtar Corporation’s Current Report on Form 8-K filed on or about June 9, 2009, incorporated by reference in the Registration Statement. We also consent to Debevoise & Plimpton LLP’s and Simpson Thacher & Bartlett LLP’s relying as to matters of Maine law upon this opinion in connection with an opinion to be rendered by it on the date hereof. In addition, we hereby consent to the use of our name under the heading “Legal matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or

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the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

PIERCE ATWOOD LLP

By:	/s/ David Champoux
A Partner